Exhibit (10)(k)(iv)

Amendment No. 9

to

Schedule A to Exhibit (10)(k)

February 18, 2009

The following table sets forth the name of each current officer of Potlatch Corporation who has executed the Indemnification Agreement filed as Exhibit (10)(k):

Name of Officer	Position	Date Agreement Executed
Michael J. Covey	President and Chief Executive Officer	February 6, 2006
Mark Benson	Vice President	May 31, 2006
Terry L. Carter	Controller, Treasurer and Assistant Secretary	January 1, 2006
Jane Crane	Vice President	January 15, 2007
Eric Cremers	Vice President and Chief Financial Officer	July 16, 2007
William DeReu	Vice President	May 15, 2006
Pamela A. Mull	Vice President and General Counsel	March 1, 2006
Brent Stinnett	Vice President	August 1, 2006
Thomas J. Temple	Vice President	February 5, 2009